Exhibit 4.2

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK     CUSIP 629519 10 9     SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF TEN CENTS (10¢) PER SHARE OF

Nabi Biopharmaceuticals     This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile of the Corporation’s seal and the facsimile signatures of its duly authorized officers.     Dated:

COUNTERSIGNED AND REGISTERED:     AMERICAN STOCK TRANSFER & TRUST COMPANY     (NEW YORK, NEW YORK) TRANSFER AGENT AND REGISTRAR

BY     AUTHORIZED SIGNATURE     CHAIRMAN OF THE BOARD     SECRETARY

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE	PRODUCTION COORDINATOR: HOLLY GRONEW 931-490-1722 PROOF OF JUNE 23, 2006 NABI BIOPHARMACEUTICALS TSB 23919 FC
38401 (931) 388-3003	Operator:	Ron/Teresa
/ ETHER 7 / LIVE JOBS / N / NABI BIOPHARM 23919 FC	REV.1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 7458. Intaglio prints in SC-7 Dark Blue.     COLOR: The proof was printed from a digital lile or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NABI BIOPHARMACEUTICALS

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     TEN ENT - as tenants by the entireties     JT TEN - as joint tenants with right of survivorship and not as tenants in common     UNIF GIFT MIN ACT - ____ Custodian _____     (Cust) (Minor)     under Uniform Gifts to Minors     Act ____     (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___

NOTICE: THE SIGNATURE TO THIS ASSIGNME NT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:____ THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-5.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Nabi Biopharmaceuticals and American Stock Transfer & Trust Company, dated as of August 1, 1997, as amended (the “Rights Agreement”), the terms of which are hereby Incorporated herein by reference and a copy of which is on file at the principal executive offices of Nabi Biopharmaceuticals. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Nabi Biopharmaceuticals will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of written request therefore.

Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722 PROOF OF JUNE 15, 2006 NABI BIOPHARMACEUTICALS TSB 23919 BK
Operator: Ron
ETHER 7 / LIVE JOBS / N / NABI BIOPHARM 2391 9 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: __ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF